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                                                                     EXHIBIT 5.1

                                October 11, 2002

Credit Suisse Group
Paradeplatz 8, P.O. Box 1
CH 8070 Zurich
Switzerland

Credit Suisse Group Finance (Delaware) LLC I
Helvetia Court
South Esplanade
St. Peter Port
Guernsey, Channel Islands GYI 3WF

Ladies and Gentlemen:

    We have acted as special U.S. counsel to Credit Suisse Group, a corporation organized under the laws of Switzerland (the "Group"), and Credit Suisse Group Finance (Delaware) LLC I, a limited liability company organized under the laws of the State of Delaware (the "Finance Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form F-3 (the "Registration Statement") relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) unsecured debt securities of the Group (the "Debt Securities"), including senior debt securities of the Group (the "Senior Debt Securities") and subordinated debt securities of the Group (the "Subordinated Debt Securities"), (ii) warrants of the Group (the "Warrants"),
(iii) a subordinated guarantee of the Group (the "Subordinated Guarantee") in connection with the issuance of securities by certain affiliates of the Group,
(iv) unsecured guaranteed debt securities of the Finance Company (the "Guaranteed Debt Securities"), including senior guaranteed debt securities of the Finance Company (the "Senior Guaranteed Debt Securities") and subordinated guaranteed debt securities of the Finance Company (the "Subordinated Guaranteed Debt Securities"), (v) guarantees of the Group (the "Debt Guarantees"), including guarantees of the Senior Guaranteed Debt Securities (the "Senior Debt Guarantees") and guarantees of the Subordinated Guaranteed Debt Securities (the "Subordinated Debt Guarantees") (the foregoing securities, collectively, the "Offered Securities") and (vi) certain other securities. The securities being registered under the Registration Statement will have an aggregate initial offering price of up to U.S. $2,000,000,000, or the equivalent thereof in one or more other currencies, and will be offered on a continuous and delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

    The Senior Debt Securities are to be issued under an indenture (the "Senior Indenture") to be entered into between the Group and JPMorgan Chase Bank, as trustee (the "Trustee"). The Subordinated Debt Securities are to be issued under an indenture (the "Subordinated Indenture," and together with the Senior Indenture, the "Debt Indentures") to be entered into between the Group and the Trustee. The Warrants are to be issued from time to time under one or more warrant agreements (each, a "Warrant Agreement") to be entered into by the Group and one or more institutions, as warrant agents (each, a "Warrant Agent"), each to be identified in the applicable Warrant Agreement. The Subordinated Guarantee is to be issued under the subordinated guarantee agreement (the "Subordinated Guarantee Agreement") to be entered into between the Group and JPMorgan Chase Bank, as guarantee trustee. The Senior Guaranteed Debt Securities and related Senior Debt Guarantees are to be issued under an indenture (the "Senior Guaranteed Debt Indenture") to be entered into among the Finance Company, the Group, as guarantor, and JPMorgan Chase Bank, as trustee. The Subordinated Guaranteed Debt Securities and related Subordinated Debt Guarantees are to be issued under an indenture (the "Subordinated Guaranteed Debt Indenture," and together with
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the Senior Guaranteed Debt Indenture, the "Guaranteed Debt Indentures") to be
entered into among the Finance Company, the Group, as guarantor, and JPMorgan Chase Bank, as trustee.

    In arriving at the opinions expressed below, we have reviewed the Registration Statement, including the form of Senior Indenture, the form of Subordinated Indenture, the form of Subordinated Guarantee Agreement, the form of Senior Guaranteed Debt Indenture, the form of Subordinated Guaranteed Debt Indenture and the forms of Senior Debt Securities, Subordinated Debt Securities, Senior Guaranteed Debt Securities (including the form of Senior Debt Guarantee endorsed thereon) and Subordinated Guaranteed Debt Securities (including the form of Subordinated Debt Guarantee endorsed thereon) filed as exhibits thereto, and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, and we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

    Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

    1. The Senior Debt Securities will be valid, binding and enforceable obligations of the Group, entitled to the benefits of the Senior Indenture.

    2. The Subordinated Debt Securities will be valid, binding and enforceable obligations of the Group, entitled to the benefits of the Subordinated Indenture.

    3. The Warrants will be valid, binding and enforceable obligations of the Group.

    4. The Subordinated Guarantee will be a valid, binding and enforceable obligation of the Group, entitled to the benefits of the Subordinated Guarantee Agreement.

    5. The Senior Guaranteed Debt Securities and Senior Debt Guarantees will be valid, binding and enforceable obligations of the Finance Company and of the Group, respectively, entitled to the benefits of the Senior Guaranteed Debt Indenture.

    6. The Subordinated Guaranteed Debt Securities and Subordinated Debt Guarantees will be valid, binding and enforceable obligations of the Finance Company and of the Group, respectively, entitled to the benefits of the Subordinated Guaranteed Debt Indenture.

    Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Group or the Finance Company, (a) we have assumed that the Group, the Finance Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Offered Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Group or the Finance Company regarding matters of the federal law of the United States of America or the law of the State of New York), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

    In rendering the opinions expressed above, we have further assumed that
(i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of all Debt Securities, Guaranteed Debt Securities and Debt Guarantees will conform to the forms thereof, and the terms of all Debt Securities, Guaranteed Debt Securities, Debt Guarantees, Subordinated Guarantee and Warrants will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the

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Group or the Finance Company, as applicable, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Group or the Finance Company, as applicable, (iv) the Debt Securities, Guaranteed Debt Securities and Warrants will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) the Group and the Finance Company, as the case may be, will authorize the offering and issuance of the Debt Securities, Guaranteed Debt Securities, Debt Guarantees, Subordinated Guarantee and Warrants and will authorize, approve and establish the final terms and conditions thereof and will authorize, approve and establish the terms and conditions of any applicable Warrant Agreement and will take any other appropriate additional corporate action and (vi) certificates, if required, representing the Debt Securities, Guaranteed Debt Securities (including the Debt Guarantees endorsed thereon), Subordinated Guarantee and Warrants will be duly executed and delivered and, to the extent required by the applicable Debt Indenture, Guaranteed Debt Indenture or Warrant Agreement, duly authenticated and countersigned.

    We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Offered Securities where jurisdiction based on diversity of citizenship under 28 U.S.C. Section 1332 does not exist.

    We note that the law of the State of New York provides by statute that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether such court would order the conversion of such judgment into U.S. dollars.

    The waiver of defenses contained in Section 6.01 of the Guaranteed Debt Indentures and Section 4.04 of the Subordinated Guarantee Agreement may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York's anti-champerty statute).

    The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

    We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading "Legal Matters," and to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Commission thereunder.

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                                                       Very truly yours,

                                                       CLEARY, GOTTLIEB, STEEN & HAMILTON

                                                       By:              /s/ CRAIG B. BROD
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                                                                     Craig B. Brod, a Partner
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